EXHIBIT 10.20

                              SETTLEMENT AGREEMENT


               THIS AGREEMENT made and entered into, effective April 19, 2005, by and between INTERPLAY ENTERTAINMENT CORP. ("Interplay"), a Delaware corporation, with an address of 1682 Langley Avenue, Irvine, California 92614, on the one hand and SNOWBLIND STUDIOS, INC. ("Snowblind"), a Washington corporation, with an address of 19119 North Creek Parkway, Suite 201, Bothell, Washington 98011, on the other hand.

                                   WITNESSETH

               WHEREAS, on or about February 29, 2000, Interplay and Snowblind entered into a written contract (hereinafter collectively with all amendments to the aforementioned written contract referred to as the "Product Agreement") pursuant to which Snowblind developed a video game entitled "BALDUR'S GATE: DARK ALLIANCE" for operation on the Sony PlayStation 2 and Microsoft Xbox platforms, respectively (the "Snowblind Developed Products") and code and tools for the operation of same, (the "Snowblind Technology"); and

               WHEREAS, Interplay commercially released the Snowblind Developed Products as well as a version of the Snowblind Developed Products designed to operate on the Nintendo GameCube console video game machine (the "GameCube Version"); and

               WHEREAS, on or about January 14, 2004, Interplay commercially released a video game entitled "FALLOUT: BROTHERHOOD OF STEEL," a non-derivative of the Snowblind Developed Products which was designed for use on multiple gaming platforms that also uses the Snowblind Technology (hereinafter, "FALLOUT:
BROTHERHOOD OF STEEL" is referred to as the "Non-Derivative Product"); and

               WHEREAS, on or about January 20, 2004, Interplay commercially released a video game entitled "Baldur `s Gate: Dark Alliance II," a sequel to the Snowblind Developed Products which was designed for use on multiple gaming platforms that also uses the Snowblind Technology (hereinafter, "Baldur's Gate:
Dark Alliance II" is referred to as the "Sequel Product"). [The Snowblind Developed Products, the GameCube Version, the Non-Derivative Product and the Sequel Product shall hereinafter be collectively referred to as the "Existing Products".]

               WHEREAS, pursuant to the terms of the Product Agreement, Snowblind is entitled to certain royalties on the exploitation of the Existing Products by Interplay as well as Royalty Statements, all as more particularly set forth in the Product Agreement; and

               WHEREAS, on November 19, 2003, Snowblind commenced proceedings against Interplay in the Superior Court of the State of California for the County of Orange, entitled SNOWBLIND STUDIOS, INC. V. INTERPLAY ENTERTAINMENT CORP., Case No. 03CC13842 (the "Litigation"); and

               WHEREAS, on June 23, 2004, Snowblind and Interplay entered into a Stipulation and Partial Settlement Agreement (the "Partial Settlement") upon which an order granting partial summary adjudication was rendered by the Court in the Litigation; and


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               WHEREAS,  on June  23,  2004  Snowblind  filed a  Second  Amended
Complaint in the Litigation, in which Snowblind asserted additional causes of action against Interplay for, INTER ALIA, breach of contract, fraud and rescission alleging that certain additional royalties are due Snowblind, which claims Interplay denies; and

               WHEREAS, the parties to this Agreement have been engaged in discussions to compromise and settle all claims actually made or which could have been made by Snowblind in the Litigation;

               NOW,  THEREFORE,   in  consideration  of  the  mutual  agreements
hereinafter provided for, the parties do hereby agree as follows:

1. DISMISSAL OF LITIGATION: Within five (5) days of the execution of this Agreement, Snowblind shall cause to be filed by its counsel or otherwise, a Request for Dismissal with prejudice of all claims with respect to the Litigation, and provide counsel for Interplay with a conformed copy of same. Each party will bear their own costs and expenses associated with the Litigation, including but not limited to, legal fees. It is agreed that Snowblind shall not enter judgment on the Partial Settlement Agreement or the Order granting summary adjudication dated October 27, 2004.

2.       TERMINATION OF THE PRODUCT AGREEMENT AND PARTIAL SETTLEMENT  AGREEMENT:
         Interplay and Snowblind agree that the Product Agreement and Partial Settlement Agreement are hereby terminated in their entirety and shall be of no further force and effect and they are hereby superseded by this oSettlement Agreement. Neither party has any obligations to the other with respect to the Product Agreement and Partial Settlement Agreement unless specifically set forth in this Agreement.

3.       REVERSION OF WORK FOR HIRE AND TECHNOLOGY:

         (a) Interplay hereby irrevocably and unconditionally grants, conveys and assigns to Snowblind all of its right, title and interest in and to the Snowblind Technology. Except as provided below, Interplay shall have no right to use, reproduce, perform, display, enhance, upgrade, distribute (directly or indirectly), modify, adapt, perform, display and execute, and otherwise exploit or commercialize the Snowblind Technology. Notwithstanding the foregoing, Snowblind agrees that Interplay shall have the exclusive right to continue to manufacture, sell, license, reproduce, perform, display, distribute (directly or indirectly), modify, adapt, perform, display and execute, and otherwise exploit or commercialize the Existing Products using the Snowblind Technology as embodied in the Existing Products. In connection therewith, this agreement will constitute an irrevocable and perpetual license to Interplay to use the Snowblind Technology, but only as embodied in the Existing Products and no rights are granted in any manner whatsoever to exploit the Snowblind Technology not otherwise set forth in this Settlement Agreement.

         (b) Interplay hereby irrevocably and unconditionally grants, conveys and assigns to Snowblind all of its right, title and interest in and to all materials designed, developed and delivered by Snowblind to Interplay pursuant to the Product Agreement, including, without limitation, all characters, visual representations, artwork, computer models, objects, sounds,


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                  computer code (including  source code,  assembly code,  object code and all data files and other files related thereto), or other writings, or other materials forming a part thereof or related thereto, that were created, designed and developed by Snowblind in connection with its work on the Snowblind Developed Products (the "Snowblind Work Product"). The term "Snowblind Work Product" excludes only those elements of the Snowblind Developed Products which were licensed to Interplay by Atari and its predecessors-in-interest as the "Baldur's Gate" and "Dungeons and Dragons" properties, consistent with
                  Section 5 of the Settlement  Agreement dated December 22, 2003
                  between   Interplay   and  Atari   Interactive   (the   "Atari
                  Agreement"),  which is attached  hereto as Exhibit "A" to this
                  Settlement   Agreement.   The  rights  to  be  transferred  by
                  Interplay to Snowblind will include, without limitation, all intellectual property rights in and to the Snowblind Work
                  Product,   including  without  limitation,  all  rights  under
                  copyright (including the exclusive right to create derivative works). Snowblind acknowledges and agrees that Interplay will continue to have the exclusive right to manufacture, sell, license, distribute, reproduce, duplicate, display, advertise, execute, exploit, and otherwise commercialize the Existing Products in perpetuity containing the Snowblind Work Product, and Snowblind Technology.

         (c) Interplay shall have no right to produce new works based upon or derived from the Snowblind Work Product. Notwithstanding the foregoing, Interplay and Snowblind agree that nothing contained in this Settlement Agreement is intended to limit or shall be construed to in anyway restrict or limit the rights of either party to design, develop, publish, create, distribute or otherwise exploit video or other games that take place in the medieval "sword and sorcerer" fantasy genre, without the DARK ALLIANCE Trademark, even if those games have intellectual properties and/or assets similar in content to the games developed by either party or the Snowblind Work Product, including but not limited to similar characters, scenes, objects, plots, sounds and generalized scenes.

4.       LICENSE OF DARK ALLIANCE TRADEMARK:

         (a) Interplay grants to Snowblind the exclusive right and license to use the trademark DARK ALLIANCE in any and all interactive media, except for the development of "massively multiplayer online games" ("MMOGs") , the rights to which are retained exclusively by Interplay. Except as provided in Section 5(c), below, the territory of the license granted herein shall be worldwide. Snowblind shall have the right to sublicense the rights granted herein to it by Interplay, but only in connection with the manufacture, sale and distribution of games developed by Snowblind for sale under the DARK ALLIANCE title. The term "massively multiplayer online games," or "MMOGs," means software products on any platform in which five hundred (500) or more individual participants have the ability to play or exist simultaneously in a persistent world. Snowblind shall have the exclusive right to develop games for sale under the DARK ALLIANCE title ("Dark Alliance Games") for any and all hardware platforms, such as but not limited to console machines (such as PS2, PS3, Xbox, Xbox 2, etc.), portable handheld machines (such as PSP, Nintendo DS, GameBoy Advance), personal computers and wireless devices. It is understood that nothing contained herein and specifically the term "wireless devices" shall not be construed to in any way limit or restrict Interplay's right to make a MMOG game that is capable of being played on "wireless devices", including but not limited to computers that are connected to the internet via wireless devices or otherwise. Although Snowblind agrees that it will not make any MMOG game, Interplay acknowledges and agrees that Snowblind's games may have online and multiplayer functionality consistent with the capabilities of the applicable hardware device so long as not more than


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                  sixty-four  (64)  individual  participants  can  play or exist simultaneously in a persistent world. The foregoing is not intended to restrict or prohibit Snowblind from distributing Dark Alliance Games and associated content (e.g., expansion packs and add-ons) electronically. Further, the manner of payment for such games alone, whether on a pay-for-content, pay-per-play or subscription-based model shall not render a game developed by Snowblind under the license herein and sold under the title DARK ALLIANCE an MMOG.

         (b) Snowblind will have a period of twenty-four (24) months from the effective date of this Settlement Agreement to enter into an agreement for the development, publication and distribution of a Dark Alliance Game, including self-financing and self-publication of the game if Snowblind chooses to do so. Within five (5) business days of entering into any such agreement or deciding to self-publish and self-finance the development of the new Dark Alliance Game, Snowblind shall notify Interplay in writing of same. If Snowblind fails to enter into such agreement or decides not to self-publish and self-finance such game within such period and notify Interplay of same, the rights licensed to Snowblind by Interplay in this Agreement will immediately revert to Interplay and the exclusive rights granted to Snowblind will terminate. In the event that Snowblind decides to self-publish and self-finance any game that is governed by the terms of this Agreement, Snowblind shall promptly notify Interplay of its decision and provide Interplay with Snowblind's intended release date for such game. Snowblind shall promptly notify Interplay of any changes to such intended release date or if Snowblind decides to terminate development of such game or if any publishing or distribution agreement for a Dark Alliance Game is terminated.

         (c) Provided Snowblind enters into an agreement for the development, publication and distribution as provided above , Snowblind will have a further period of no more than forty eight (48) months to complete development of the new Dark Alliance Game and distribute/release same for sale, but in no event shall the period of time to enter into an agreement for the development, publication and distribution of a New Dark Alliance Game and distribute and release same exceed a total of fifty four (54) months from the effective date of this Agreement . For the avoidance of doubt, if Snowblind enters into and agreement for the development, publication and distribution of a New Dark Alliance Game six (6) months or less after the effective date of this Agreement, then Snowblind shall have a maximum of forty eight (48) months to complete development and commercially release the New Dark Alliance Game. `Further, in the event that Snowblind enters into an agreement for the development, publication and distribution of a New Dark Alliance Game seven (7) months or more after the effective date of this Agreement, then Snowblind shall only have forty seven (47) months for a total of fifty four (54) months or such shorter period of time as applicable from entering into such agreement to complete development and release the New Dark Alliance Game, failing either of which, the rights licensed to Snowblind by Interplay in this Agreement will immediately revert to Interplay and the exclusive rights granted to Snowblind will terminate.

         (d) Snowblind shall notify Interplay of any principal terms of any agreements that it enters into with a third party for the development and publication of a Dark Alliance Game, such terms being, the identity of such third party, the territory of such third party's rights and the



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                  intended  publication  date for such  game(s),  provided  that
                  Interplay agrees to be bound by any confidentiality provisions in such third party agreement. If, at any time, Snowblind decides not to create, develop, distribute and publish Dark Alliance Games, it will notify Interplay in which event, the rights licensed to Snowblind by Interplay in this Agreement will immediately revert to Interplay and the exclusive rights granted to Snowblind will terminate; provided, however, if during the first 24 months following the effective date of this Settlement Agreement, Snowblind has entered into an agreement to develop and publish a Dark Alliance Game or has
                  notified   Interplay   of  its   intention   to  develop   and
                  self-publish a Dark Alliance Game, a decision by Snowblind after such 24-month period to publish such game under a title other than DARK ALLIANCE shall not relieve Snowblind of its obligation to pay Interplay royalties from the sale of such game, as provided in Section 4(h), below.

         (e) In the event that Snowblind publishes and distributes a Dark Alliance Game within the time periods provided above, Snowblind will have a period of twelve (12) months from the date if the initial commercial release of such Dark Alliance Game or any subsequently released Dark Alliance Game to notify Interplay of its intention to develop another or the next Dark Alliance Game. In the event that Snowblind fails to so notify Interplay as provided herein with respect to each successive game all rights granted in this Agreement to Snowblind will terminate and this Agreement shall be terminated. The foregoing provision shall be applicable to each succeeding new Dark Alliance Game and the same time periods and notice provision shall be applicable.

         (f)      JAPAN TERRITORY:

                  (i) In the event that Snowblind enters into an agreement with a third party for the development and publication of a Dark Alliance Game, which party does not have "direct" distribution capabilities in Japan, then Interplay shall have the right to manufacture, sell and distribute such Dark Alliance Game(s) developed by Snowblind in Japan, but only through its affiliated company Interplay Co. Ltd., ("Interplay Japan"). If Interplay Japan is not in existence at the time any Dark Alliance Game contemplated by this Agreement is completed, then Snowblind may enter into an agreement with anyone it chooses for the distribution in Japan of such Dark Alliance Game and any subsequent Dark Alliance Game without further obligation to Interplay. Provided Interplay Japan is the publisher and distributor in Japan for the Dark Alliance game, all costs associated with such distribution, including localization of each Dark Alliance Game into Japanese languages shall be entirely at Interplay's expense and Snowblind shall be under no obligation to assist Interplay in any such localization activities. Upon completion of a Dark Alliance Game, Snowblind shall deliver such portions of the source code of the English (US)
                           language NTSC gold master necessary to produce a localized version (the rest of the code being delivered in binary, object code format), such source code portions being fully executable, decompilable and recompilable, with all specific tools related to localizing the product and available information for that source code localization purpose from which Interplay may produce its localized versions. Interplay shall not be entitled to any royalties from Snowblind on the sales by Interplay of such Dark Alliance Game in Japan. Interplay shall pay to Snowblind a royalty of One (U.S.) Dollar and Fifty Cents (US$1.50) for each unit of such Dark Alliance Game actually sold by Interplay (and not returned) in Japan. Snowblind agrees that the royalty rate is based on sales of such game at a full, top-line, price; in the event that Interplay Japan is required to reduce the price for markdowns or "price protection" purposes, to a price which is fifty (50%) percent or more below the initial wholesale list price, the applicable royalty otherwise payable shall be reduced to US$0.75; no royalties shall be payable on units of such Dark Alliance Game sold as


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                           "cut-outs"  or "scrap",  or sold at or below the cost
                           of goods therefor. In the event Interplay Japan distributes such Dark Alliance Game on a subscription basis, Interplay shall pay Snowblind a royalty of three percent (3%) of the sums actually received by
                           or   credited   to   Interplay    Japan   from   such
                           distribution. In the event a Dark Alliance Game released hereunder in Japan by Interplay Japan is distributed on a subscription basis by anyone other than Interplay Japan, Interplay shall pay Snowblind a royalty of five percent (5%) of the sums actually received by or credited to Interplay Japan from such distribution.

                  (ii) Interplay shall provide to Snowblind a royalty statement each calendar quarter within thirty (30) days the end of each calendar quarter. No sums shall be payable to Snowblind in respect of sales of any such Dark Alliance Game until payment therefore has been actually received by or credited to Interplay. Snowblind shall be solely responsible for and shall pay any and all sales, use and similar taxes which may be imposed by any taxing jurisdiction on payments from Interplay to Snowblind. Interplay will provide Snowblind with documentation of any amounts withheld and payments made to tax authorities so that Snowblind can claim any tax credits to which it is entitled.

                  (iii) All accountings rendered by Interplay hereunder shall be conclusive, final, and binding on Snowblind, shall constitute an account stated, and shall not be subject to any question for any reason whatsoever unless specific written objection, stating the basis thereof, is given by Snowblind to Interplay within three (3) years after the date rendered. No action, suit, or proceeding of any nature in respect of any royalty statement or other accounting rendered by Interplay hereunder may be maintained against Interplay unless such action, suit, or proceeding is commenced against Interplay in a court of competent jurisdiction within one (1) year after the date of Snowblind's notice rejecting such objection.

                  (iv) Interplay shall maintain at its offices, books of account concerning the Dark Alliance Game distributed by Interplay Japan. Snowblind, or a certified public accountant on its behalf, may, at Snowblind's sole expense, examine Interplay's said books relating to the sale of such Dark Alliance Game in Japan, solely for the purpose of verifying the accuracy thereof, only during Interplay's normal business hours and upon reasonable written notice. Such books relating to any particular royalty statement may be examined as aforesaid only within three (3) years after the date the statement was rendered and Interplay shall have no obligation to permit Snowblind to so examine its such books relating to any particular royalty statement more than once for any one statement. Snowblind shall notify Interplay in writing within ninety (90) days after such examination if Snowblind believes that Interplay royalty reports are not accurate, and supply Interplay with the report of Snowblind's accountants including their description of any and all alleged inaccuracies contained therein. Snowblind and Snowblind's accountants shall keep all information obtained in such examination confidential and to use such information solely for the purpose of this paragraph.

         (g) Provided Snowblind satisfies the conditions of Sections 4 (a) through and including 4 (d), above, the license and exclusive rights granted to Snowblind to use the DARK ALLIANCE Trademark as to the particular Dark Alliance game will be perpetual. Termination of the license to use the DARK ALLIANCE Trademark by reason of Snowblind's failure to


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                  satisfy the conditions of Sections 4 (a) through and including
                  4 (d), above will not affect the reversion of rights from Interplay to Snowblind pursuant to Section 3, above or Snowblind's rights under Section 4(1), below, and Snowblind will be free to exploit the Snowblind Work Product and Snowblind Technology as provided in this Agreement.

         (h)      INTERPLAY ROYALTY:

                  (i) Snowblind will pay or cause to be paid to Interplay as a royalty for the rights licensed to Snowblind herein an amount equal to $1.50 per unit sold and not returned of any Dark Alliance Game released hereunder. Notwithstanding the foregoing, Snowblind shall not have to pay any royalties to Interplay with respect to the first two hundred thousand (200,000) units sold of the first Dark Alliance Game released in accordance with this Agreement. Interplay agrees that the royalty rate is based on sales of such game at a full, top-line, price; in the event that Snowblind or its publisher are required to reduce the price for markdowns or "price protection" purposes, to a price which is fifty (50%) percent or more below the initial wholesale list price, the applicable royalty otherwise payable shall be reduced to US$0.75; no royalties shall be payable on units of such Dark Alliance Game sold as "cut-outs" or "scrap", or sold at or below the cost of goods therefore. In the event a Dark Alliance Game released hereunder is distributed on a subscription basis by anyone other than Snowblind, Snowblind shall pay Interplay a royalty of five percent (5%) of the sums actually received by or credited to Snowblind from such distribution. In the event that a Dark Alliance Game released hereunder is distributed on a subscription basis by Snowblind, then Snowblind shall pay Interplay a royalty of three percent (3%) of the sums actually received by or credited to Snowblind from such distribution.

                  (ii) Snowblind shall provide to Interplay a royalty statement each calendar quarter and any payment due thereon within thirty (30) days of the end of each calendar quarter. No sums shall be payable to Interplay in respect of sales of any Dark Alliance Game until payment therefore has been received by or credited to Snowblind. Interplay shall be solely responsible for and shall pay any and all sales, use and similar taxes which may be imposed by any taxing jurisdiction on payments from Snowblind to Interplay. Snowblind will provide Interplay with documentation of any amounts withheld and payments made to tax authorities so that Interplay can claim any tax credits to which it is entitled.

                  (iii) All accountings rendered by Snowblind hereunder shall be conclusive, final, and binding on Interplay, shall constitute an account stated, and shall not be subject to any question for any reason whatsoever unless specific written objection, stating the basis thereof, is given by Interplay to Snowblind within three (3) years after the date rendered. No action, suit, or proceeding of any nature in respect of any royalty statement or other accounting rendered by Snowblind hereunder may be maintained against Snowblind unless such action, suit, or proceeding is commenced against Snowblind in a court of competent jurisdiction within one (1) year after the date of Snowblind's notice rejecting such objection.

                  (iv) Snowblind shall maintain at its offices, books of account concerning the sales of Dark Alliance Games. Interplay, or a certified public accountant on its behalf, may, at Interplay's sole expense, examine Snowblind's said books relating to the sale of the Dark Alliance Game, solely for the purpose of verifying the accuracy thereof, only during

                           Snowblind's normal business hours and upon reasonable written notice. Such books relating to any particular royalty statement may be examined as aforesaid only within three (3) years after the date the statement was rendered and Snowblind shall have .no obligation to permit Interplay to so examine its such books relating to any particular royalty statement more than once for any one statement. Interplay shall notify Snowblind in writing within ninety (90) days after such examination if Interplay believes that Snowblind's royalty reports are not accurate, and supply Snowblind with the report of Interplay's accountants including their description of any and all alleged inaccuracies contained therein. Interplay and Interplay's accountants shall keep all information obtained in such examination confidential and to use such information solely for the purpose of this paragraph.

                  (i) Snowblind agrees that any games that it develops which are sold under the DARK ALLIANCE title will be of the same quality as the Snowblind Developed Products. Snowblind agrees that it will not include any material which is obscene or which constitutes a libel, slander or other defamation of any person or entity. Interplay acknowledges that a Dark Alliance Game which may be rated "M" by the ESRB (or a similar rating elsewhere in the world) shall not constitute a default under this provision.

                  (j) Snowblind shall cause a trademark notice (in a form to be reasonable designated by Interplay) to appear on a splash screen with other legal and proprietary notices within each game that it develops which is sold under the DARK ALLIANCE title and on the packaging of such game with other legal and proprietary notices. Snowblind shall submit or cause its publisher to submit to Interplay samples of the splash screen and packaging to Interplay to demonstrate to Interplay the inclusion of such notice on such materials no less than sixty (60) days prior to the release of such Dark Alliance Game. Interplay shall have a period of five (5) business days after receipt of the item submitted to advise Snowblind of any corrections which may be required, failing which, such item shall be deemed to be correct and approved for all purposes. Any inadvertent failure by Snowblind or its publisher to include such notice as aforesaid shall not constitute a breach of this agreement, provided that Snowblind shall use reasonable efforts to prospectively cure any such inadvertent failure once Snowblind has been notified of same.

                  (k) Snowblind shall furnish or cause its publisher to furnish to Interplay without charge or royalty ten
                           (10) samples of each Dark Alliance Game, such samples not to be resold by Interplay.

                  (1) Snowblind shall own all right, title and interest, including copyright in all Dark Alliance Games it develops pursuant to this Agreement in Snowblind's name, as the owner and author thereof, and Snowblind may secure any and all registrations, renewals and extensions of such copyrights without restriction or obligation to Interplay. No termination of this license shall affect Snowblind's rights to create and exploit derivative works in any such Dark Alliance Games, provided that such derivative works are not published under the DARK ALLIANCE title. It is acknowledged that all goodwill associated with the content of the Dark Alliance Games being developed pursuant to this Agreement shall inure exclusively to the benefit of Snowblind and the use by Snowblind of the DARK ALLIANCE Trademark in connection with such content shall not vest in Interplay any right, title or interest in such content. It is further agreed and understood that at no time shall Interplay take any action or assist anyone else in taking any action to contest the validity or enforceability of the rights of Snowblind in and to. said Dark Alliance Games.

                  (l) Interplay shall at all times own all right, title and interest in and to the DARK ALLIANCE Trademark. It is acknowledged that all goodwill associated with said mark shall inure exclusively to the benefit of Interplay. It is further agreed and understood that at no time shall Snowblind take any action or assist anyone else in taking any action to contest the validity or enforceability of the rights of Interplay in and to said DARK ALLIANCE Trademark. In addition, while Interplay shall retain ownership of the DARK ALLIANCE Trademark, Snowblind shall own any words, phrases or symbols it may add or append to the DARK ALLIANCE Trademark and can use all such words, phrases and symbols without obligation to Interplay separate and apart from the DARK ALLIANCE Trademark. However, Interplay shall have the right to approve of the logo style or design treatment of any use of the Dark Alliance Trademark, such approval not to be unreasonably withheld and limited to assuring Interplay that such logo style or design meets the quality and design standards set forth in Section 4(i), above. It is agreed that Snowblind or its publisher shall submit to Interplay any logo style or design that it intends to use containing the DARK ALLIANCE Trademark prior to using same in any manner. Thereafter, in the event that Interplay fails to advise Snowblind or its publisher of any objection to the design of same with in five (5) business days, the design submitted shall be deemed approved. Snowblind shall own any logo treatment that it, or its publisher designs for use in connection with the Dark Alliance Games (it being understood that upon the termination of the license as provided herein, Snowblind shall remove all reference to the words DARK ALLIANCE from such designs) and Interplay shall have no right under this Settlement Agreement to use any such logo designs in or in connection with its own Dark Alliance MMOG games.

5.       MAINTENANCE OF THE DARK ALLIANCE TRADEMARK/SECURITY INTEREST:

         (a) Interplay will within fourteen (14) business days of execution of the Settlement Agreement, at its sole cost and expense, file all necessary applications in the United States, Canada, Europe (through the CTM) and Japan to register DARK ALLIANCE as a trademark to cover all goods and services to be exploited by Snowblind pursuant to the license to be granted and if it fails to do so, Interplay irrevocably appoints Snowblind as its attorney-in-fact (with a power coupled with an interest) to execute and deliver all such necessary documents and instruments and applications, at Interplay's expense. In the event that Snowblind wants any applications filed in other territories, Interplay will file same provided that Snowblind pays the cost of same in advance. Interplay will within fourteen (14) business days of execution of the Settlement Agreement, furnish to Snowblind's counsel a copy of the Trademark Quitclaim Assignment from Hasbro and Wizards of the Coast of any and all right, title and interest they have with respect to "DARK ALLIANCE", made pursuant to the Atari Agreement (the "Hasbro-Wizards Trademark Assignment") which Interplay represents and warrants will be a true and correct copy of same.

         (b) Interplay hereby grants to Snowblind a security interest in the DARK ALLIANCE Trademark to secure the investment and expected return of Snowblind and its licensees in the event of bankruptcy of Interplay and a disaffirmance of the Settlement Agreement in such bankruptcy proceeding and Snowblind shall be entitled to all rights of a secured party as set forth in the California Uniform Commercial Codes ("UCC"), and any other applicable statutory protection for secured parties. Interplay will execute and deliver to Snowblind all necessary UCC-1 s and other documents for recordation with the California Secretary of State, the U.S. Patent and Trademark Office and other applicable registries and if it fails to do so, Interplay irrevocably appoints Snowblind as its attorney-in-fact (with a power coupled with an interest) to execute and deliver all such necessary documents.

6.       MUTUAL RELEASES:

         (a) Interplay, individually and on behalf of any parent, affiliated and subsidiary corporations, divisions, its present and former stockholders, directors, officers, employees, agents, attorneys, successors and assigns and all persons and/or entities acting by and through, under or in concert with Interplay, or any of them, hereby release, remise, relieve and forever discharge Snowblind, and any parent, affiliated and subsidiary corporations, divisions, its present and former stockholders, directors, officers, employees, agents, attorneys, successors and assigns, licensees, and all persons and/or entities acting by and through, under or in concert with Snowblind, or any of them, from all claims, demands, actions, causes of action, liabilities, arbitration's, assertions, contentions, debts, accounts, demands and/or law suits, in law or in equity, of every kind and nature which Interplay now has, has had or at any time may have against Snowblind whether heretofore in dispute or known or unknown, suspected or unsuspected, regardless of when occurring, arising out of, resulting from or relating or connected in any way to the Litigation and the Product Agreement.

         (b) Snowblind, on behalf of itself and any parent, affiliated and subsidiary corporations, divisions, its present and former stockholders, directors, officers, employees, agents, attorneys, successors and assigns, licensees, and all persons and/or entities acting by and through, under or in concert with Snowblind, or any of them, hereby release, remise, relieve and forever discharge Interplay and any parent, affiliated and subsidiary corporations, divisions, its present and former stockholders, directors, officers, employees, agents, attorneys, successors and assigns, licensees, and all persons and/or entities acting by and through, under or in concert with Interplay, or any of them, from all claims, demands, actions, causes of action, liabilities, arbitration's, assertions, contentions, debts, accounts, demands and/or law suits, in law or in equity, of every kind and nature which Snowblind now has, has had or at any time may have against Interplay whether heretofore in dispute or known or unknown, suspected or unsuspected, regardless of when occurring, arising out of, resulting from or relating or connected in any way to the Litigation and the Product Agreement.

         (c) The Parties each acknowledge that there is a risk that subsequent to the execution of this Settlement Agreement it will discover facts or discover, incur or suffer claims which were unknown or unsuspected at the time this Settlement Agreement was executed, and which if known by it as of the date of this Settlement Agreement may have materially affected its decision to execute this Settlement Agreement. Without limiting the generality of the foregoing, Interplay and Snowblind each acknowledge its awareness of, and do hereby waive the provisions of ss.1542 of the Civil Code of the State of California which reads as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         (d) Except with respect to breaches of this Settlement Agreement, the Parties each shall refrain and forebear forever from commencing, instituting or prosecuting any lawsuits, actions or other proceedings against the other based on, arising out of or in connection with any claim, debt, loss, covenant, agreement, contract, liability, demand, obligation, account, expense, action, cause of action or suit released hereunder.

7.       REPRESENTATIONS AND WARRANTIES:

         (a) Each party represents that they have read this Agreement, that they have discussed it thoroughly with their attorney, that they understand all of its provisions, that they enter into it voluntarily, and that the individuals executing this Agreement have the power and authority to do so on behalf of the respective parties, and to bind such respective parties to the terms hereof.

         (b) Each party mutually acknowledges to each other that none of them nor any agent or attorney for either of them, has made any promise, representation or warranty whatever, express, implied or statutory, not contained herein concerning the subject matter hereof to induce the other to execute this Agreement, and they acknowledge that neither of them had executed this Agreement in reliance on any such promise, representation or warranty not contained herein.

         (c)      Interplay  represents  and  warrants to  Snowblind  that:  (i)
                  Interplay owns all right, title and interest in and to the DARK ALLIANCE Trademark and can license such rights to Snowblind; (ii) the DARK ALLIANCE Trademark does not infringe upon or violate the personal or property rights or any other rights of any person or entity; (iii) that there are to the best of Interplay's knowledge after a due diligence investigation, no claims, liens, demands, encumbrances, causes of action, asserted or pending against the DARK ALLIANCE Trademark, except as to claims, liens demands and encumbrances that exist as of the date of this Settlement Agreement; and
                  (iv) Interplay has not assigned, licensed nor in any manner encumbered, diminished or impaired the rights to be granted herein to Snowblind and further represents and warrants that no attempt hereafter will be made to encumber, diminish or impair any of the rights herein granted by Interplay to Snowblind with respect to the DARK ALLIANCE Trademark.

8.       INDEMNIFICATION:

         (a) Interplay shall indemnify and hold harmless Snowblind from and against any claim, debt, loss, covenant, damages, agreement, contract, liability, demand, obligation, account, expense, action, cause of action or suit (including the payment of attorneys' fees and costs reasonably incurred, whether or not litigation is commenced) by any person or entity which is not a party to this Settlement Agreement, which is inconsistent with any of the warranties, representations or covenants made by Interplay this Settlement Agreement.

         (b) Snowblind shall indemnify and hold harmless Interplay from and against any claim, debt, loss, covenant, damages, agreement, contract, liability, demand, obligation, account, expense, action, cause of action or suit (including the payment of attorneys' fees and costs reasonably incurred, whether or not litigation is commenced) by any person or entity which is not a party to this Settlement Agreement, which is inconsistent with any of the warranties, representations or covenants made by Snowblind in this Settlement Agreement or a claim which may be asserted against Interplay that a Dark Alliance Game developed by Snowblind infringes on rights claimed by Atari.

9.       DEFAULT:

         (a) Neither party shall be deemed to be in breach of any of its obligations hereunder unless and until it shall have been given specific written notice as provided in Section 10 below, of the nature of such breach and it shall have failed to cure such breach within sixty (60) days after receipt of such written notice. Except as otherwise provided below in this section 9 (a), in the event of any breach of this Agreement by Snowblind , Interplay shall be limited to an action for damages, if any, and in no event shall any of the rights acquired or to be acquired by Snowblind hereunder be affected or impaired, nor shall Interplay be entitled to terminate this Settlement Agreement or to seek to enjoin otherwise interfere with Snowblind's use and enjoyment any rights assigned, transferred; licensed or reserved to Snowblind hereunder. Notwithstanding the foregoing, Interplay shall have the right to seek equitable relief where Snowblind purports to use the DARK ALLIANCE Trademark in breach of Sections 4(a) through 4(e) and 4 (i) and seek any other remedy, including but not limited to, termination of this Agreement in the event that Snowblind shall have failed to cure three (3) breaches of section 4 (h) for which notice of same has been provided to Snowblind.

         (b)      Either  party's  failure  at any  time or times  hereafter  to require strict performance by the other of any of the provisions, warranties, terms and conditions: contained in this Settlement Agreement shall not waive, affect or diminish any right of the non-defaulting party at any time or times hereafter to demand strict performance therewith and with respect to any other provisions, warranties, terms and conditions contained in this Settlement Agreement, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or a different type. No waiver or modification of any provision of this Settlement Agreement shall be effective unless in writing and signed by both parties. Except as provided in Section 9(a), above, all remedies provided for in this Settlement Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

10. NOTICES: All notices to be given to the parties hereunder shall be addressed to the parties at the addresses set forth on the first page hereof or at such other address as the parties shall designate in writing from time to time. All notices shall be in writing, shall be delivered by personal delivery, mail, or facsimile, all charges prepaid, and shall be addressed to the following officers or directors of the parties as follows: (i) to Snowblind, to the attention of Ryan Geithman, with a copy to David S. Rosenbaum, Esq., 6303 Owensmouth Avenue, 10th Floor, Woodland Hills, California 91367; (ii) and to Interplay, to the attention of Herve Caen, with a copy to Zimmerman, Rosenfeld, Gersh & Leeds, LLP, 9107 Wilshire Blvd., Suite 300, Beverly Hills, CA 90210, Attention: Jeffrey Gersh, Esq. For purposes of this Settlement Agreement, notices which are served by personal delivery shall be deemed given when personally delivered, all charges prepaid; notices served by mail shall be deemed delivered on the date five (5) business days following the date of mailing, postage prepaid; notices which are delivered by facsimile shall be deemed delivered on the date transmitted, provided such notices are confirmed by delivery of the hard copy of such notice by mail or personal delivery thereof in the manner provided hereinabove; and notices of change of address shall be effective only after the actual receipt thereof.

11. NON-DISCLOSURE: Each party hereto shall keep in confidence and not disclose to any third party (except its accountants, attorneys or financial advisers), without the written permission of the other party the terms of this Settlement Agreement. This requirement of confidentiality shall not apply to (i) disclosure which may be required to be disclosed by applicable rules and regulations of government agencies or judicial bodies; (ii) disclosure of the fact of the existence of this Settlement Agreement and the settlement of the Litigation; (iii) disclosure which may be necessary for a party to enforce its rights under this Settlement Agreement; and (iv) disclosure, of the provisions of sections 1, 3, 4, 5 and 16 and Exhibit "A" of this Settlement Agreement and the Hasbro-Wizards Trademark Assignment which may be made by a party hereto to exploit its rights under this Settlement Agreement, without otherwise disclosing any of the other terms of this Settlement Agreement. The parties shall mutually approve a news release regarding the settlement of the Litigation, which approval shall not be unreasonably withheld. It is understood and agreed that Interplay will be filing a Form 8K with the SEC containing the mutually approved news release regarding this Settlement Agreement; any subsequent filings that Interplay may be required to make with the SEC regarding this Settlement Agreement shall not vary from the content of the mutually approved news release.

12. CONSTRUCTION: The language of this Agreement shall be construed as a whole according to its fair meaning, and none of the parties hereto shall be deemed the draftsman of this Agreement or any part -hereof, for purposes of any litigation which may arise hereafter between them, since all parties were assisted by their counsel in reviewing and agreeing thereto, and no ambiguity shall be resolved against any party by virtue of its participation in the drafting of this Agreement. If any provision or portion of this Agreement shall be held for any reason to be unenforceable or illegal, that provision shall be severed from this Agreement and the remainder of this Agreement shall remain valid and enforceable between the parties hereto just as if the provision held to be illegal or unenforceable had never been included in this Agreement.

13. FURTHER INSTRUMENTS: To the extent that any document is required to be executed by a party to effectuate this Agreement, the party will execute and deliver the document.

14. GOVERNING LAW: This Agreement and its validity, construction and effect shall be governed by the laws of the State of California. Any claim, dispute or disagreement relating to this. Agreement may be brought only in the courts of the State of California, which courts shall have exclusive jurisdiction thereof. If any legal action or other proceeding is brought for the enforcement of this Agreement the successful or prevailing party or parties shall be entitled to recover reasonable attorneys fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

15. ENTIRE AGREEMENT: Each party hereto acknowledges that this Agreement constitutes and contains the entire agreement and `understanding of the parties concerning the subject matters hereof, and supersedes and replaces all prior negotiations, proposed agreements, and agreements, written or oral. The parties hereto each further acknowledge that any representations or modifications concerning this instrument shall be of no force or effect, excepting a subsequent modification in writing, signed by the party sought to be bound. The headings and captions used herein are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

16. SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and beneficiaries. Except as may be otherwise provided in this Agreement to the contrary, Snowblind shall have no right to sublicense any of its rights granted herein to it by Interplay without Interplay's prior written consent. Snowblind shall have the exclusive and irrevocable right of last refusal to match any offer that Interplay may receive from a third party to acquire all of Interplay's right, title and interest in and to the DARK ALLIANCE Trademark, exercisable upon written notice to Interplay delivered not later than five (5) business days after receipt by Snowblind of written notice from Interplay which identifies the third party and describes in reasonable detail the principal terms of such offer (the "Third Party Offer"). If Snowblind elects to match such Third Party Offer, the parties shall negotiate and conclude a formal agreement comprising the terms of such offer within a thirty (30). In connection with Snowblind's matching rights, if a component of the consideration payable under such Third Party Offer, is property, Snowblind may still match such Third Party Offer by paying the verifiable cash value of such offered property. Further, if Snowblind is required to exercise its right of last refusal prior to the release of the first Dark Alliance Game hereunder, the Consideration to be paid to Interplay by Snowblind required by such Third Party Offer shall be reduced by the sum of $300,000. If Snowblind dace not elect to match such Third Party Offer, then Interplay may enter into the proposed agreement with the patty identified in Interplay's aforesaid notice upon terms no less favorable to Interplay than those set forth in the Third Party Offer, provided, however, that if, Interplay does not do so within one hundred twenty (120) days after the expiration of the aforesaid five (5) day period, then Snowblind's right of last refusal under this Section 16 shall remain in effect.

17. SEVERABILITY: Should any provision in this Agreement be declared or be determined to be illegal or invalid, all remaining parts, terms or provisions shall be valid, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

18. COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Any copy of this Settlement Agreement, including facsimile transmission., may be used as if it were an original.


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


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first indicated above.

--------------------------------------------------------------------------------
SNOWBLIND STUDIOS, INC.                 INTERPLAY ENTERTAINMENT CO



By:                                     By:
     ------------------------------         ------------------------------------

Its:                                    Its:
     ------------------------------         ------------------------------------

Approved as to Form and Content:



By:                                     By:
   --------------------------------         -----------------------------------
David S. Rosenbaum, Esq.                Jeffrey F. Gersh, Esq.
Law Offices of David S. Rosenbaum       Zimmerman, Rosenfeld, Gersh & Leeds, LLP
Attorney for Plaintiff,                 Attorneys of Defendant
Snowblind Studios, Inc.                 Interplay Entertainment Corp.

--------------------------------------------------------------------------------

                                   EXHIBIT "A"


        TEXT OF SECTION 5 OF SETTLEMENT AGREEMENT DATED DECEMBER 22, 2003
                    BETWEEN INTERPLAY AND ATARI INTERACTIVE

5.       THE "DARK ALLIANCE" MARK

         (a) The parties agree that Interplay shall be the owner of the "DARK ALLIANCE" mark. In order to facilitate a resolution to the dispute between Interplay and Atari Interactive, Hasbro, Inc. and Wizards of the Coast (a Hasbro subsidiary), as successors in interest to TSR, Inc. have agreed to assign to Interplay any and all right, title and interest each may have in and to "DARK ALLIANCE". Upon execution of this Agreement, Atari Interactive will provide to Interplay an assignment from Hasbro and Wizards of the Coast of any and all right, title and interest they have with respect to "DARK ALLIANCE", in the form attached hereto. THIS SETTLEMENT AGREEMENT SHALL NOT TAKE EFFECT UNTIL SUCH TIME AS INTERPLAY RECEIVES THE EXECUTED ASSIGNMENTS FROM HASBRO AND WIZARDS OF THE COAST, ALTHOUGH THE SETTLEMENT AGREEMENT MAY BE SIGNED AT AN EARLIER TIME. EXECUTED ASSIGNMENTS FROM HASBRO AND WIZARDS OF THE COAST MUST BE RECEIVED BY INTERPLAY VIA FAX AT (949) 252-0667 (WITH AN ADDITIONAL COPY TO ATTENTION: CHRIS NELSON AT (440) 349-3017)) NO LATER THAN 5 P.M. (PSTJ WEDNESDAY, DECEMBER 24, 2003, WITH ORIGINALS TO FOLLOW VIA OVERNIGHT DELIVERY (SENT FOR DELIVERY ON DECEMBER 26, 2003). Interplay shall be permitted to register the "DARK ALLIANCE" mark without interference or opposition from Atari Inc., Atari Interactive, Hasbro, or any of their parents, subsidiaries, affiliates, successors, or assigns, including, but not limited to, Wizards of the Coast.

         (b) It is expressly agreed that Interplay may continue to use the DARK ALLIANCE mark in connection with its development or publication of fantasy role-playing video and computer games. Interplay shall not use the mark DARK ALLIANCE on or in connection with any goods or services in such a way as to suggest an association, connection, sponsorship or endorsement by Atari Interactive, Atari Inc., Hasbro and Wizards of the Coast. Interplay shall not use any intellectual property owned and/or trademarked, copyrighted or patented by any or all of the aforesaid companies, except under license or as otherwise permitted by law. In particular Interplay shall not use any elements in and to the work entitled "DUNGEONS & DRAGONS" and/or any of the characters, elements, storylines, or realms therein, except solely in connection with the marketing, production and sale of such games and other products containing intellectual property licensed to Interplay pursuant to the TSR Agreement and identified on Exhibit A hereto, or as otherwise permitted by law. The mere use of the DARK ALLIANCE mark in conjunction with a fantasy role playing game shall not in and of itself be considered to suggest an association, connection, sponsorship or endorsement by Atari Interactive, Atari Inc., Hasbro, Wizards of the Coast and/or any intellectual property owned by any or all of the aforesaid, in and to the work entitled

                  "DUNGEONS & DRAGONS" and/or any of the characters, elements, story lines, or-realms therein, but the said use may be considered in conjunction with other acts or omissions in determining whether it suggests an association, connection, sponsorship or endorsement. Subject to the foregoing, Atari Interactive and/or Hasbro reserve and expressly do not waive any rights that either may have to take action against Interplay for trademark infringement, dilution, unfair competition, false advertising and/or any related claims in connection with Interplay's exercise of the rights granted herein, however, such allegation by Atari Interactive and/or Hasbro shall not itself constitute a breach of this Agreement by Interplay or grounds for termination of any or the rights granted hereunder.

         (c) Atari Interactive, as well as Atari, Inc, agrees that nothing in this Settlement Agreement limits or is intended to limit the rights of Interplay to use, inter alia, any or all locations, graphic representations, creatures, monsters, names, likenesses, behaviors, religions, deities, environments, legends, fairy tales, stories, universes, character classes, character professions, or otherwise that are in the public domain, are owned by any entity other than Atari Interactive, Hasbro, or Wizards of the Coast, or otherwise are not subject to copyright or trademark protection (including by way of example, but without limitation, KNIGHTS, SWORDSMEN, NECROMANCERS, DRAGONS, WIZARDS, WITCHES, SORCERERS, GIANTS, DWARVES, ELVES, THIEVES, BARBARIANS, GHOSTS, SPIRITS, GOBLINS, ORES, FAIRIES, DEMONS, RANGERS, UNICORNS, PEGASI, TROLLS, CASTLES, PALACES, RUINS, TEMPLES, KEEPS, DUNGEONS, TOMBS, CRYPTS, CATACOMBS, etc.). Subject to Paragraph 5(b) above, nothing herein shall be construed to prevent Interplay from entering into a licensing agreement with any company having intellectual properties and/or assets similar in content to those of Atari Interactive, Hasbro, Inc. and/or any of their parents, subsidiaries, affiliates, successors, or assigns, including, but not limited to, Wizards of the Coast. Interplay shall continue to own the intellectual property rights in the "Interplay-Derived Elements" of previous games developed and/or published under the TSR Agreement. Interplay-Derived Elements means the computer software code, game play software routines, game or graphics engines, as well as any designs, likenesses, sound and visual representations that do not incorporate any Dungeons & Dragons-proprietary elements, including any of the characters, elements, story lines, game rules, or realms therein. Interplay-Derived Elements expressly excludes Dungeons & Dragons-proprietary materials, including, by way of example, but without limitation: cluebooks, Dungeons and Dragons-proprietary artwork, packaging, advertisements, text, translations and any and all visual representations of Dungeons & Dragons related intellectual property, including all Dungeons and Dragons-proprietary characters, trademarks, copyrights and artwork appearing in any of the products listed on Exhibit A. For the avoidance of doubt, any visual representation of any Dungeon & Dragons-proprietary intellectual property shall not be considered Interplay-Derived Elements. Interplay shall be free to continue to exploit the Interplay-Derived Elements, or not, at will and in its sole discretion. Subject to the foregoing, Atari Interactive and/or Hasbro reserve and expressly do not waive any rights that either may have to take action against Interplay for copyright infringement, trademark infringement, dilution, unfair competition, false advertising and/or any related claims in connection with Interplay's exercise of the rights granted herein, however, such allegation by Atari Interactive and/or Hasbro shall not itself constitute a breach of this Agreement by Interplay or grounds for termination of any of the rights granted hereunder.